Exhibit 99.1	Press Release June 15, 2004

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

June 15, 2004

VCG Holding Corp. Begins Trading on the American Stock Exchange under PTT Trading Symbol.

DENVER—(BUSINESS WIRE)—June 15, 2004—VCG Holding Corp (AMEX: PTT), VCG Holding Corp. (“VCG”) announced today that the American Stock Exchange has initiated trading of its common stock. The first trading began today with the firm of Cohen Specialists LLC serving as the Company’s specialist. Mr. Troy Lowrie, Chairman and CEO remarked: “Today begins the next step in the growth of our Company. Having our common stock listed on the American Stock Exchange is truly a milestone in VCG’s development and we are excited about the value it brings, not only today, but especially as we build our Company in the future”.

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer dining patterns; the impact of any negative publicity or public attitudes (related to the consumption of beef); disruption of established sources of product supply or distribution; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company’s SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.